Exhibit 99.1
Aptiv Announces the Acquisition of Wind River,
A Leading Provider of Intelligent Edge Software Solutions, From TPG

Creates Unique Position in Mission-Critical Software Across Multiple Industries

Continues the Intelligent Transformation of Aptiv to the Edge-Enabled, Software-Defined Future

Company to Host Conference Call Today at 8:00 AM ET

DUBLIN and ALAMEDA, CA – Jan. 11, 2022 – Aptiv PLC (NYSE: APTV), a global technology company focused on making mobility safer, greener and more connected, today announced a definitive agreement to acquire Wind River® from TPG Capital, the private equity platform of global alternative asset management firm TPG, for $4.3 billion in cash.

Wind River is a global leader in delivering software for the intelligent edge. Used on over two billion edge devices across more than 1,700 customers globally, Wind River’s software enables the secure development, deployment, operations and servicing of mission-critical intelligent systems. This edge-to-cloud software portfolio spans the aerospace and defense, telecommunications, industrial and automotive markets and is anchored by Wind River Studio, a highly versatile, comprehensive cloud-native intelligent systems software platform that enables full product lifecycle management for edge-to-cloud use cases. Wind River generated approximately $400 million in revenues in 2021.

“The automotive industry is undergoing its largest transformation in over a century, as connected, software-defined vehicles increasingly become critical elements of the broader intelligent ecosystem,” said Kevin Clark, president and chief executive officer of Aptiv. “Fully capitalizing on this opportunity requires comprehensive solutions that enable software to be developed faster, deployed seamlessly and optimized throughout the vehicle lifecycle by leveraging data-driven insights. These same needs are driving the growth of the intelligent edge across multiple end markets. With Aptiv and Wind River’s synergistic technologies and decades of experience delivering safety-critical systems, we will accelerate this journey to a software-defined future of the automotive industry. In addition, we are committed to further strengthening Wind River’s competitive position in the multiple industries it serves. We look forward to welcoming the world class Wind River team to the Aptiv family as we continue to develop a safer, greener and more connected world.”

“Wind River has established itself as a worldwide leader in cloud-native, intelligent edge software that delivers the highest levels of security, safety, reliability and performance,” said Kevin Dallas, president and chief executive officer of Wind River. “Combining Wind River’s industry-leading software, customer base and talent with Aptiv’s complementary technologies, global resources and scale will realize our vision of the new machine economy. Together we will accelerate the digital transformation of our customers across industries through best-in-class intelligent systems software. We look forward to working with the Aptiv team to reach even greater heights and provide further growth opportunities for our customers and partners.”

“It has been a privilege to partner with Kevin Dallas and the management team to transform Wind River into a leader in the intelligent systems market,” said Nehal Raj, co-managing partner, and Art Heidrich, principal at TPG Capital. “The mission-critical industries they serve are digitally transforming at a rapid pace, and we see significant opportunity ahead as companies look to adopt innovative software solutions that allow them to leverage data to make better and faster decisions. We are excited to see what Wind River and Aptiv will accomplish together.”

The acquisition allows Aptiv to execute against the large software-defined mobility opportunity and expand into multiple high-value industries with Wind River’s world-class team and leading intelligent systems software platform. The combination will enable multiple end-use innovations and applications, particularly as compute and processing continue to move closer to the edge and connected devices, including vehicles, expand in complexity and capabilities. Aptiv will combine Wind River Studio offering with its complementary SVA™ platform and automotive expertise to extend its position in automotive software solutions, providing automotive customers with a faster and economical path to full vehicle software architecture. Led by Kevin Dallas, Wind River will continue to operate as a stand-alone business within Aptiv as part of the Advanced Safety & User Experience (AS&UX) segment.

Financing and Terms of the Transaction
Aptiv will finance the transaction through a combination of cash and debt. The acquisition is expected to close mid-year 2022 and is subject to customary conditions, including receipt of applicable regulatory approvals.

Conference Call and Webcast
Aptiv will host a conference call to discuss the acquisition at 8:00 a.m. (ET) today, which is accessible by dialing 800.239.9838 (U.S.) or +1.323.794.2551 (international) or through a webcast at ir.aptiv.com. The conference ID number is 7662806. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Advisors
Goldman Sachs & Co. LLC is serving as exclusive financial advisor to Aptiv and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Covington & Burling LLP are serving as legal advisors. Morgan Stanley & Co. LLC is serving as exclusive financial advisor to Wind River and Ropes & Gray LLP is serving as legal advisor.

About Aptiv
Aptiv PLC is a global technology company that develops safer, greener and more connected solutions enabling a more sustainable future of mobility. With more than 180,000 employees strategically located to serve customers globally, Aptiv is solving the industry’s toughest challenges with scalable, intelligent platforms that accelerate the transition to software-defined, electric vehicles. To learn more about the company’s unique brain and nervous system portfolio and its commitment to sustainability, visit aptiv.com.

About Wind River
Wind River is a global leader in delivering software for mission-critical intelligent systems. For four decades, the company has been an innovator and pioneer, powering billions of devices and systems that require the highest levels of security, safety and reliability. Wind River software and expertise are accelerating digital transformation across industries, including automotive, aerospace, defense, industrial, medical and telecommunications. The company offers a comprehensive portfolio, supported by world-class professional services and support and a broad partner ecosystem. To learn more, visit www.windriver.com.

About TPG
TPG is a leading global alternative asset management firm founded in San Francisco in 1992 with $109 billion of assets under management and investment and operational teams in 12 offices globally. TPG invests across five multi-product platforms: Capital, Growth, Impact, Real Estate, and Market Solutions and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. For more information, visit www.tpg.com or @TPG on Twitter.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance including the potential impact of the proposed acquisition of Wind River. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; uncertainties posed by the COVID-19 pandemic and the difficulty in predicting its future course and its impact on the global economy and the Company’s future operations; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material and other materials integral to the Company’s products, including the current semiconductor supply shortage; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations such as the United States-Mexico-Canada Agreement; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
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Aptiv Investor Contact:
Victoria Apostolakos
+1.917.994.3926
victoria.apostolakos@aptiv.com

Aptiv Media Contact:
Sarah McKinney
+1.857.338.6021
sarah.mckinney@aptiv.com